Exhibit 99.1

Energy Recovery Reports Third Quarter Financial Results

SAN LEANDRO, Calif. - November 4, 2021 - Energy Recovery, Inc. (Nasdaq: ERII) today announced its financial results for the third quarter ended September 30, 2021.

“2021 is playing out as expected, and we are well positioned to end the year in record fashion. Our desalination business continues to demonstrate strength, and we are building our pipeline of new industrial wastewater orders, two sides of our commitment to helping to address the growing global need for freshwater. We believe the solution to the rapidly increasing freshwater gap requires both increasing supply and better stewardship of water we already have,” said Robert Mao, Chairman of the Board, President and Chief Executive Officer of Energy Recovery.

Mr. Mao continued, “Beyond water, our growth initiative in refrigeration is gaining strong momentum. We have had many fruitful conversations with U.S. and international grocery chains, and have recently signed an agreement to install our PX G1300 energy recovery device in a Vallarta Supermarkets grocery store in California, and signed a letter of intent with another chain in Europe. In addition, we are in discussions with multiple refrigeration manufacturers to help design the next generation of CO2 refrigeration systems featuring our PX G1300 technology at its core. We believe our PX G1300 has the potential to maximize the savings offered by this next generation system, thus transforming the multi-billion dollar refrigeration market by making CO2 refrigeration systems more financially attractive versus incumbent CO2 solutions.”

Financial Results

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Variance	2021	2020	Variance
	(In millions, except net income per share, percentages and basis points)
Product revenue	$20.8	$27.4	(24%)	$70.3	$65.7	7%
License and development revenue (1)	—	—	—%	—	26.9	(100%)
Total revenue	$20.8	$27.4	(24%)	$70.3	$92.6	(24%)

Product gross profit	$14.7	$19.6	(25%)	$48.1	$45.6	5%
Product gross margin	70.6%	71.5%	(90) bps	68.4%	69.5%	(110) bps

Operating expense	$13.3	$13.5	(2%)	$40.2	$45.0	(11%)
Operating income	$1.4	$6.1	(77%)	$7.9	$27.5	(71%)

Net income	$1.1	$5.4	(80%)	$9.0	$22.9	(61%)
Diluted net income per share	$0.02	$0.10	$(0.08)	$0.15	$0.41	$(0.26)

Operating cash flow	$(4.2)	$10.6	$(14.9)	$7.3	$10.4	$(3.1)
Cash and investments	$108.4	$105.9	2%	$108.4	$105.9	2%

(1)In June 2020, the Company terminated the VorTeq License Agreement with Schlumberger Technology Corporation. As there were no future performance obligations to be recognized under the VorTeq License Agreement after the effective date, the Company recognized in full the remaining deferred revenue balance of $24.4 million in the second quarter of fiscal year 2020. In addition, no future license and development revenue was recognized under the VorTeq License Agreement after the second quarter of fiscal year 2020.

Product Channel Revenue

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Variance	2021	2020	Variance
	(In millions, except percentages)
Megaproject	$13.3	$20.7	(36%)	$50.3	$47.2	7%
Original equipment manufacturer	4.8	4.1	19%	11.9	11.7	2%
Aftermarket	2.7	2.6	2%	8.1	6.8	19%
Total product revenue	$20.8	$27.4	(24%)	$70.3	$65.7	7%

“We remain on track to finish our year with strong revenue results as we have guided since October last year, with the fourth quarter expected to be a historic revenue quarter,” said Joshua Ballard, Chief Financial Officer of Energy Recovery. “While we are not immune to the ongoing global supply chain crisis and inflationary pressures, our team began preparing for this eventuality last year. We are in a strong position as we look to 2022 in our ability to both manufacture and deliver products to our customers. We continued to invest in increased levels of raw materials and finished goods to mitigate, or even avoid, exogenous shocks. Cash and security balances remain high due to our lower spend and strong collections even while executing over $21 million in cumulative share buybacks through the end of October.”

Third Quarter 2021 Business Highlights
Water Segment
1.Product revenue of $20.8 million was in-line with management’s guidance. We continued to experience rebounding sales in the original equipment manufacturer channel and saw growth in the aftermarket channel. The megaproject channel saw an expected decrease but is projected to rebound strongly in the fourth quarter.
2.A sixth purchase order was received in our industrial wastewater business, further strengthening our first full year in this market.
3.Our gross margin increased to 70.6% from our low in the second quarter. We have largely avoided raw material cost increases due to our timely build up of raw material inventory starting in 2020, as well as internal cost optimization efforts.

Emerging Technologies Segment
1.Our outreach efforts in the commercial refrigeration space have generated a positive response from industry leaders. In late October, we entered into an agreement to deploy the PX G1300 in a grocery store in California. We are targeting first commercial deployments of the PX G1300 in the first half of 2022.
2.During the quarter, we joined the North American Sustainable Refrigeration Council (the “NASRC”). The NASRC is an action-oriented non-profit charity, as defined under the U.S. Internal Revenue Code 501(c)(3), working in partnership with the supermarket industry to create a climate-friendly future for refrigeration by eliminating the barriers to natural refrigerant adoption in supermarkets. Natural refrigerants, such as CO2, have near-zero Global Warming Potential (“GWP”), making it the safest climate-friendly alternative to hydrofluorocarbons which have a GWP into the thousands.
3.Operating expenses in this segment decreased quarter-over-quarter, due primarily to reduced research and development expenditures related to the VorTeq.

Bottom Line Summary
On a quarterly basis, we reported a net income of $1.1 million, or $0.02 per diluted share, for the third quarter ended September 30, 2021, compared to a net income of $5.4 million, or $0.10 per diluted share, for the third quarter ended September 30, 2020.

Cash Flow Highlights
The Company finished the first quarter ended September 30, 2021 with cash and cash equivalents of $65.7 million, and short-term and long-term investments of $42.7 million, which represents a combined total of $108.4 million.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the Company’s PX G1300 has the potential to maximize the savings offered by the next generation CO2 system; that the Company’s technology can transform the multi-billion dollar refrigeration market by making CO2 refrigeration systems more financially attractive versus incumbent CO2 solutions; the Company’s belief that the fourth quarter revenue will be historic and that the Company will meet its revenue guidance; the Company’s belief that the Company will be able to manufacture and deliver products to its customers in 2022; and the Company’s expectation that the Company will deploy its PX G1300 in the first half of 2022. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2020, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Conference Call to Discuss Third Quarter 2021 Financial Results
LIVE CONFERENCE CALL:
Thursday, November 4, 2021, 2:00 PM PDT / 5:00 PM EDT
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13722959

CONFERENCE CALL REPLAY:
Expiration: Saturday, December 4, 2021
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13722959

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery creates technologies that solve complex challenges for industrial fluid-flow markets worldwide. Building on our pressure exchanger technology platform, we design and manufacture solutions that make industrial processes more efficient and sustainable. What began as a game-changing invention for desalination has grown into a global business accelerating the environmental sustainability of customers’ operations in multiple industries. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing, research and development facilities across California and Texas with sales and on-site technical support available globally. For more information, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
+1 (281) 962-8105

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2021	December 31, 2020
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$65,745	$94,255
Short-term investments	41,900	20,446
Accounts receivable, net	13,066	11,792
Inventories, net	20,557	11,748
Prepaid expenses and other assets	5,541	4,950
Total current assets	146,809	143,191
Long-term investments	765	—
Deferred tax assets, net	12,093	11,030
Property and equipment, net	20,905	20,176
Operating lease, right of use asset	15,021	16,090
Goodwill and other intangible assets	12,830	12,839
Other assets	365	988
Total assets	$208,788	$204,314
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,663	$1,118
Accrued expenses and other liabilities	9,582	11,816
Lease liabilities	1,518	1,243
Contract liabilities	1,452	1,552
Total current liabilities	16,215	15,729
Lease liabilities	15,284	16,443
Other liabilities	550	518
Total liabilities	32,049	32,690

Stockholders’ equity:
Common stock	63	62
Additional paid-in capital	192,564	179,161
Accumulated other comprehensive (loss) income	(86)	53
Treasury stock	(47,642)	(30,486)
Retained earnings	31,840	22,834
Total stockholders’ equity	176,739	171,624
Total liabilities and stockholders’ equity	$208,788	$204,314

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share data)
Product revenue	$20,781	$27,408	$70,328	$65,665
Product cost of revenue	6,089	7,816	22,251	20,049
Product gross profit	14,692	19,592	48,077	45,616

License and development revenue	—	—	—	26,895

Operating expenses:
General and administrative	5,851	6,271	18,632	18,751
Sales and marketing	2,996	2,141	8,236	5,776
Research and development	4,416	5,098	13,342	18,159
Amortization of intangible assets	2	4	9	12
Impairment of long-lived assets	—	—	—	2,332
Total operating expenses	13,265	13,514	40,219	45,030
Income from operations	1,427	6,078	7,858	27,481

Other income (expense):
Interest income	36	134	179	809
Other non-operating (expense) income, net	1	(29)	(21)	(59)
Total other income, net	37	105	158	750
Income before income taxes	1,464	6,183	8,016	28,231
(Benefit from) provision for income taxes	393	796	(990)	5,297
Net income	$1,071	$5,387	$9,006	$22,934

Net income per share:
Basic	$0.02	$0.10	$0.16	$0.41
Diluted	$0.02	$0.10	$0.15	$0.41

Number of shares used in per share calculations:
Basic	57,026	55,692	57,053	55,573
Diluted	58,709	56,471	58,785	56,443

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
	(In thousands)
Cash flows from operating activities:
Net income	$9,006	$22,934
Adjustments to reconcile net income to cash provided by (used in) operating activities
Stock-based compensation	4,574	3,672
Depreciation and amortization	4,141	3,963
Amortization of premiums and discounts on investments	340	311
Deferred income taxes	(1,063)	5,443
Impairment of long-lived assets	—	2,332
Other non-cash adjustments	161	316
Changes in operating assets and liabilities:
Accounts receivable, net	(1,274)	1,862
Contract assets	1,892	(747)
Inventories, net	(8,874)	(506)
Prepaid and other assets	(1,097)	295
Accounts payable	2,739	656
Accrued expenses and other liabilities	(3,132)	(2,579)
Contract liabilities	(119)	(27,602)
Net cash provided by operating activities	7,294	10,350
Cash flows from investing activities:
Sales of marketable securities	—	10,573
Maturities of marketable securities	20,686	50,467
Purchases of marketable securities	(43,339)	(12,855)
Capital expenditures	(4,899)	(6,019)
Other	5	—
Net cash (used in) provided by investing activities	(27,547)	42,166
Cash flows from financing activities:
Net proceeds from issuance of common stock	8,939	1,260
Tax payment for employee shares withheld	—	(23)
Repurchase of common stock	(17,156)	—
Net cash (used in) provided by financing activities	(8,217)	1,237
Effect of exchange rate differences on cash and cash equivalents	(40)	11
Net change in cash, cash equivalents and restricted cash	(28,510)	53,764
Cash, cash equivalents and restricted cash, beginning of year	94,358	26,488
Cash, cash equivalents and restricted cash, end of period	$65,848	$80,252

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended September 30, 2021				Three Months Ended September 30, 2020 (Recast)
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Product revenue	$20,767	$14	$—	$20,781	$27,408	$—	$—	$27,408
Product cost of revenue	6,089	—	—	6,089	7,816	—	—	7,816
Product gross profit	14,678	14	—	14,692	19,592	—	—	19,592

Operating expenses
General and administrative	1,435	1,373	3,043	5,851	2,371	1,359	2,541	6,271
Sales and marketing	2,250	327	419	2,996	1,507	327	307	2,141
Research and development	762	3,654	—	4,416	723	4,375	—	5,098
Amortization of intangible assets	2	—	—	2	4	—	—	4
Total operating expenses	4,449	5,354	3,462	13,265	4,605	6,061	2,848	13,514
Operating income (loss)	$10,229	$(5,340)	$(3,462)	1,427	$14,987	$(6,061)	$(2,848)	6,078
Other income, net				37				105
Income before income taxes				$1,464				$6,183

	Nine Months Ended September 30, 2021				Nine Months Ended September 30, 2020 (Recast)
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Product revenue	$70,275	$53	$—	$70,328	$65,665	$—	$—	$65,665
Product cost of revenue	22,251	—	—	22,251	20,049	—	—	20,049
Product gross profit	48,024	53	—	48,077	45,616	—	—	45,616

License and development revenue	—	—	—	—	—	26,895	—	26,895

Operating expenses
General and administrative	4,768	3,854	10,010	18,632	6,417	4,001	8,333	18,751
Sales and marketing	6,535	735	966	8,236	4,307	901	568	5,776
Research and development	1,858	11,484	—	13,342	2,585	15,574	—	18,159
Amortization of intangible assets	9	—	—	9	12	—	—	12
Impairment of long-lived assets	—	—	—	—	—	2,332	—	2,332
Total operating expenses	13,170	16,073	10,976	40,219	13,321	22,808	8,901	45,030
Operating income (loss)	$34,854	$(16,020)	$(10,976)	7,858	$32,295	$4,087	$(8,901)	27,481
Other income, net				158				750
Income before income taxes				$8,016				$28,231